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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Form S-8 registration statement, of our report dated August 21, 2001 included in the Integrated Health Technologies, Inc. annual report (Form 10-K) as of June 30, 2001 and for the year then ended and to the incorporation by reference of our reports dated November 2, 2001 and February 4, 2002 included in the Integrated Health Technologies quarterly reports for each of the quarters ended September 30, 2001 and December 31, 2001 filed with the Securities and Exchange Commission.


/s/  Amper, Politziner & Mattia, P.A.
Edison, New Jersey
May 1, 2002